Exhibit 4.6



                         STOCKHOLDERS AGREEMENT (this "AGREEMENT") dated as of July 22, 2002, among BPC HOLDING CORPORATION, a Delaware corporation (the "CORPORATION"), and those stockholders of the Corporation listed on Schedule A attached hereto who execute and deliver this Agreement as of the date hereof (the "STOCKHOLDERS").


          Reference is made to (a) the Agreement and Plan of Merger, dated as of May 25, 2002 (the "MERGER AGREEMENT"), among GS Berry Acquisition Corp., GS Capital Partners 2000, L.P. ("GSCP"), GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P. and Bridge Street Special Opportunities Fund 200, L.P. (together with Goldman Sachs Direct Investment Fund 2000, L.P., each, a "GOLDMAN ENTITY" and collectively, the "GOLDMAN ENTITIES"), the Corporation, Berry Plastics Corporation, a Delaware corporation ("BERRY") and the Sellers named therein, (b) the Registration Rights Agreement, dated July 22, 2002 (the "REGISTRATION RIGHTS AGREEMENT"), by and among the Corporation, the Goldman Entities and J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P. and J.P. Morgan Partners Global Investors A, L.P. (collectively, the "JPMP ENTITIES"),
(c) Stockholders Agreement, dated as of June 18, 1996 (the "OLD MANAGEMENT STOCKHOLDERS AGREEMENT"), among the Corporation and those stockholders named therein, and (d) the Stockholders Agreement, dated as of June 18, 1996 (the "OLD INSTITUTIONAL STOCKHOLDERS AGREEMENT" and collectively with the Old Management Stockholders Agreement, the "OLD STOCKHOLDERS AGREEMENTS"), among the Corporation and those stockholders named therein. Pursuant to the Merger Agreement and certain other documents referred to therein, GS Berry Acquisition Corp. will merge with and into the Corporation which will survive the merger (the "MERGER"). Upon the closing of the Merger, each of the Stockholders will own that number and type of shares of capital stock of the Corporation set forth opposite such Stockholder's name on Schedule A attached hereto. Each such Stockholder deems it to be in the best interests of the Corporation and the Stockholders that the Old Stockholders Agreements, effective as of the closing of the Merger, be automatically terminated without any action by the parties thereto or any further liability of the Corporation, Berry or any of the Goldman Entities. Accordingly, the Corporation and the Stockholders hereby set forth their agreement with respect to the shares of common stock owned by the Stockholders.

          NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

SECTION I.  DEFINITIONS.

(a) DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

          "ACTUAL OWNERSHIP PERCENTAGE" of any Selected Stockholder on the date of a Section 11(a) Notice shall mean a fraction (expressed as a percentage) (x) the numerator of which is the number of shares of Stock owned by such Selected Stockholder on such date and (y) the denominator of which is all outstanding shares of Stock on such date.

          "ADDITIONAL PIGGYBACK RIGHTS" means piggyback rights granted by the Corporation after the date hereof that are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement.

          "ADDITIONAL SECTION 11 SHARES" shall have the meaning set forth in Section 11(c).

          "AFFILIATE" shall mean, as to any Person, any other Person or entity who shall directly, or indirectly through one or more intermediaries, control, or be controlled by, or be under common control with, such Person.

          "ALL OR NOTHING SALE" shall have the meaning set forth in
Section 4(a).

          "BERRY" shall have the meaning set forth in the Preamble.

          "BUSINESS DAY" shall mean a day that is not a Saturday, Sunday or day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

          "CAUSE" shall mean:

          (i) in the case of an Employee Stockholder whose employment with the Corporation is subject to the terms of an employment agreement between such Employee Stockholder and the Corporation, which employment agreement includes a definition of "Cause," the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

          (ii) in all other cases, the Employee Stockholder's
(a) intentional failure or refusal to perform reasonably assigned duties,
(b) dishonesty, willful misconduct or gross negligence in the performance of the Employee Stockholder's duties, (c) involvement in a transaction in connection with the performance of the Employee Stockholder's duties to the Corporation which transaction is adverse to the interests of the Corporation and which is engaged in for personal profit, (d) willful violation of any law, rule or regulation in connection with the performance of the Employee Stockholder's duties (other than traffic violations or similar offenses), (e) indictment for, conviction of or plea of no contest to any felony or other crime involving moral turpitude or (f) action or inaction materially adversely affecting the reputation of the Corporation.

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          "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Corporation and any stock into which such Stock may hereafter be changed or for which such Common Stock may be exchanged and shall also include any Common Stock of the Corporation of any class hereafter authorized.

          "COMMON STOCK EQUIVALENT" shall mean any security exercisable or convertible into Stock.

          "CORPORATION VALUE" shall mean with respect to any public offering of Common Stock, the amount obtained by multiplying the total number of shares of Common Stock outstanding immediately prior to such public offering by the gross offering price per share of Common Stock sold in such offering.

          "DELAYED NOTICE" shall have the meaning set forth in Section
11(e).

          "DEEMED OPTION SHARES" of any Person on the date of a Section 11(a) Notice shall equal a fraction, (x) the numerator of which is the difference between (i) the Fair Value Per Share at such time of the Stock subject to the then vested and exercisable Options of such Person, minus
(ii) the exercise price of those Options, and (y) the denominator of which is the price per share at which the Corporation has offered to sell its Stock or Common Stock Equivalents pursuant to such Section 11(a) Notice; provided, that the numerator shall not include any amount attributable to any Option with a per share exercise price that exceeds the Fair Value Per Share on such date.

          "DEEMED OWNERSHIP PERCENTAGE" of any Selected Stockholder on the date of a Section 11(a) Notice shall mean a fraction (expressed as a percentage), (x) the numerator of which is the sum of (i) the number of shares of Stock owned by such Selected Stockholder on such date plus (ii) such Selected Stockholder's Deemed Option Shares calculated as of such date, and (y) the denominator of which is the sum of (i) all outstanding shares of Stock on such date plus (ii) all Deemed Option Shares calculated as of such date.

          "EMPLOYEE STOCKHOLDER" shall mean each of the Stockholders executing this Agreement (other than the Goldman Entities) and shall include any employee of the Corporation or its subsidiaries or Affiliates who acquires Stock and agrees in writing with the parties hereto to be bound by and to comply with the provisions of this Agreement applicable to a Stockholder.

          "EXCLUDED SHARES" means (a) any shares of Stock (or options which may be exercised for or converted into Stock) issued pursuant to any employee benefits plan, including any employee stock options granted under any of the Corporation's Option Plans or otherwise, (b) shares of Stock acquired upon exercise or conversion of any Excluded Shares or any security with respect to which the provisions of Section 11 apply,
(c) shares of the Corporation's capital stock or Common Stock Equivalents issued in connection with a bona fide business acquisition of another entity in a transaction approved by the board of directors of the Corporation, (D) SHARES OF THE CORPORATION'S CAPITAL STOCK OR COMMON STOCK EQUIVALENTS ISSUED TO FINANCIAL INSTITUTIONS OR LESSORS IN

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CONNECTION WITH CREDIT OR EQUIPMENT FINANCING ARRANGEMENTS APPROVED BY
THE board of directors of the Corporation (e) shares of Common Stock issued in connection with a public offering of Common Stock, (f) any shares of the Corporation's capital stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of the Corporation's capital stock, (G) SHARES OF THE CORPORATION'S CAPITAL STOCK OR COMMON STOCK EQUIVALENTS ISSUED IN CONNECTION WITH STRATEGIC PARTNERSHIPS AND ALLIANCES APPROVED BY THE board of directors of the Corporation and (h) any shares of Common Stock issued pursuant to the exercise of preemptive rights granted by the Corporation to any stockholder.

          "FAIR VALUE PER SHARE" shall mean the fair value of each share of Common Stock of the Corporation held by the Employee Stockholders, as determined by the board of directors of the Corporation in good faith.

          "GOLDMAN ENTITY" and "GOLDMAN ENTITIES" shall have the meanings set forth in the Preamble.

          "GOLDMAN STOCKHOLDER" means any Goldman Entity that owns any shares of Stock in the Corporation.

          "GROUP" shall mean with respect to any Employee Stockholder (A) such Stockholder, (B) the spouse, parents, siblings, lineal descendants and adopted children of such Stockholder and (C) a trust for the benefit of any of the foregoing.

          "INVESTOR DEMAND REGISTRATION RIGHTS" shall mean the demand registration rights granted to (i) the Goldman Entities and the JPMP Entities pursuant to the Registration Rights Agreement and (ii) such other Persons as may be granted demand registration rights by the Corporation.

          "INVESTOR PIGGYBACK RIGHTS" shall mean piggyback registration rights granted to the Investors.

          "INVESTORS" shall mean the Goldman Entities and the JPMP Entities and such other Persons as may be granted demand registration rights by the Corporation.

          "IPO" shall mean an initial public offering of the shares of the Common Stock in a firm commitment underwriting effected by the Corporation pursuant to a registration statement under the Securities Act.

          "JPMP STOCKHOLDER" shall mean any JPMP Entity that owns any shares of Stock in the Corporation.

          "MERGER AGREEMENT" shall have the meaning set forth in the Preamble.

          "OLD INSTITUTIONAL STOCKHOLDERS AGREEMENT" shall have the meaning set forth in the Preamble.

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          "OLD MANAGEMENT STOCKHOLDERS AGREEMENT" shall have the meaning set forth in the Preamble.

          "OLD STOCKHOLDERS AGREEMENTS" shall have the meaning set forth in the Preamble.

          "OPTIONS" shall mean options to purchase shares of Common Stock granted pursuant to the Option Agreements.

          "OPTION AGREEMENT" shall mean any stock option agreement between the Corporation and an Employee Stockholder entered into pursuant to an Option Plan.

          "OPTION PLANS" shall mean any plans providing for the grant to employees of options on securities of the Corporation, including the Amended and Restated BPC Holding Corporation 1996 Stock Option Plan (the "1996 STOCK OPTION PLAN") and the Corporation's 2002 Stock Option Plan, as they may be amended from time to time.

          "PERSON" shall mean any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

          "QUALIFIED IPO" means any underwritten public offering of Common Stock (pursuant to an effective registration statement filed under the Securities Act), (a) resulting in at least $100,000,000 of gross proceeds to the Corporation and (b) reflecting a Corporation Value of $500,000,000 or more.

          "REFUSED STOCK" shall have the meaning set forth in Section
4(b).

          "REGISTRABLE SECURITIES" means shares of Common Stock and any shares of Common Stock which were acquired by an Employee Stockholder upon consummation of the Merger or upon exercise of the Options granted under the 1996 Stock Option Plan and any other securities issued or issuable with respect to such Stock by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; PROVIDED, that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been disposed of pursuant to such effective registration statement, or (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it is eligible for sale under such Rule 144 without respect to any volume limitations.

           "REGISTRATION EXPENSES" shall mean all expenses incurred by the Corporation in complying with Section 8 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and the reasonable fees and disbursements of one counsel for the sellers of Registrable Securities, but excluding any underwriting discounts and selling commissions.

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          "REPURCHASE NOTICE" shall have the meaning set forth in Section
7(b).

          "SALE PERIOD" shall have the meaning set forth in Section 4(c).

          "SEC" shall mean the Securities and Exchange Commission or any successor governmental agency.

          "SECTION 4 OFFER" shall have the meaning set forth in Section
4(a).

          "SECTION 4 OFFER NOTICE" shall have the meaning set forth in
Section 4(a).

          "SECTION 4(A) ACCEPTANCE PERIOD" shall have the meaning set forth in Section 4(a).

          "SECTION 4(B) ACCEPTANCE PERIOD" shall have the meaning set forth in Section 4(b).

          "SECTION 5 OFFER" shall have the meaning set forth in Section
5(a).

          "SECTION 5 OFFEROR" shall have the meaning set forth in Section
5(a).

          "SECTION 6 OFFER" shall have the meaning set forth in Section
6.

          "SECTION 6 OFFEROR" shall have the meaning set forth in Section
6.

          "SECTION 11(A) NOTICE" shall have the meaning set forth in
Section 11(a).

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          "SELECTED STOCKHOLDERS" shall mean the 35 Employee Stockholders listed on Schedule B hereto for so long as they are employed by the Corporation.

          "SELL, SALE OR SOLD" as to any Stock, shall mean (i) to sell, or in any other way directly or indirectly to transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily, such Stock and (ii) to agree to do any of the foregoing.

          "SELLING GROUP" shall mean the Group of any Stockholder proposing to Sell its Stock or which has delivered a Section 4 Offer Notice.

                                -6-

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          "STOCK" shall mean (i) the outstanding shares of common stock of the Corporation, (ii) any additional shares of common stock of the Corporation that may be issued in the future and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged.

          "STOCKHOLDERS" shall mean those Persons identified on the signature pages hereto as the Stockholders and shall include any other Person who agrees in writing with the parties hereto to be bound by and to comply with all the provisions of this Agreement applicable to a Stockholder. Any employee of the Corporation who acquires any shares of the capital stock of the Corporation (by exercise of an Option or otherwise) shall execute, be bound by and comply with all the provisions of this Agreement applicable to an Employee Stockholder.

          "SUBJECT STOCK " shall have the meaning set forth in Section
4(a).

          "TERMINATED EMPLOYEE STOCKHOLDER" shall have the meaning set forth in Section 7(a).

          "TERMINATION DATE" shall mean the effective date of any termination of employment.

          Any capitalized term used in any Section of this Agreement that is not defined in this Section 1 shall have the meaning ascribed to it in such other Section.

(b) RULES OF CONSTRUCTION. For all purposes of this Agreement unless otherwise expressly provided:

       (1) "own," "ownership," "held" and "holding" refer to ownership or holding as record holder or record owner; and

       (2) the headings and captions of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms hereof.

SECTION 2. OPTIONS. The parties agree that the Sale of Options, and other terms and conditions with respect to the Options, shall be governed by the Option Agreements and the Option Plans. Upon exercise of Options for shares of Stock of the Corporation, such shares of Stock shall be governed by this Agreement and the Option Agreements.

SECTION 3. LIMITATIONS ON SALES OF STOCK BY EMPLOYEE STOCKHOLDERS.
Prior to a Qualified IPO, no Employee Stockholder or his estate shall Sell any shares of Stock, except:

(i) with the prior written consent of GSCP;

(ii) by Sale to another member of the Group to which such Employee Stockholder belongs who or which shall (i) agree in writing in advance of such Sale

                                -7-

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to be bound by and to comply with the provisions of this Agreement, including, without limitation, the restrictions regarding the purchase and Sale of Stock contained in this Agreement and (ii) be deemed to be such Employee Stockholder for all purposes of this Agreement, as if such member were such Employee Stockholder with respect thereto; or

(iii) by Sale in accordance with the terms and provisions of this Agreement.

(b) Each Employee Stockholder, for so long as such Employee Stockholder is an "officer" (as such term is defined in Rule 16a-1(f) of the Securities Exchange Act) or a director of the Corporation or holds Registrable Securities, hereby further agrees that, with respect to any registration statement that the Corporation may file (other than a registration statement on Form S-8 or any successor or similar form), if requested by the managing underwriters, if any, in writing, it will not effect any Sale of any Common Stock other than a transfer pursuant to Section 3(a) or 5 and other than Common Stock, if any, included in such registration statement, during the time period requested in such written request.

(c) Any Sale or attempted Sale of shares of Stock in violation of any provisions of this Agreement shall be void, and the Corporation shall not record such Sale on its books or treat any purported transferee of such shares of Stock as the owner of such shares of Stock for any purpose.

SECTION 4. PROCEDURES ON SALE OF STOCK TO THIRD PARTIES BY EMPLOYEE STOCKHOLDERS. Prior to a Qualified IPO, an Employee Stockholder may sell up to ten percent (10%) of the shares of Stock held by such Employee Stockholder on the date hereof (including shares of Stock hereafter acquired by such Employee Stockholder pursuant to the exercise of Options which were granted pursuant to the 1996 Stock Option Plan), provided such Employee Stockholder shall first comply with the following procedures:

(a) The Selling Group of such Employee Stockholder shall first deliver to the Corporation a written notice (a "SECTION 4 OFFER NOTICE"), which shall
(i) state the Selling Group's intention to Sell Stock to one or more
Persons, the amount and type of Stock intended to be Sold (the "SUBJECT STOCK"), the proposed purchase price therefor and a summary of the other material terms of the proposed Sale and (ii) offer the Corporation (and the Goldman Entities, in accordance with the terms hereof) the option to acquire all or a portion of such Subject Stock upon the terms and subject to the conditions of the proposed Sale as set forth in the Section 4
Offer Notice (the "SECTION 4 OFFER"), provided that such Section 4 Offer may provide that it must be accepted by the Corporation and the Goldman Entities on an all or nothing basis (an "ALL OR NOTHING SALE"). The
Section 4 Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Section 4 Offer is accepted during such periods, until the consummation of the Sale contemplated by the
Section 4 Offer). The Corporation shall have the right and option, for a period of 30 days after delivery of the Section 4 Offer Notice (the

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"SECTION 4(A) ACCEPTANCE PERIOD"), to accept all or any part of the
Subject Stock at the purchase price, in cash, and on the terms stated in the Section 4 Offer Notice; provided, however, that, if the Section 4 Offer contemplated an All or Nothing Sale, the Corporation and the Goldman Entities may accept, during the Section 4(a) Acceptance Period and the Section 4(b) Acceptance Period, all, but not less than all of the Subject Stock, at the purchase price and on the terms stated in the
Section 4 Offer Notice. The Corporation shall have the right to assign its rights to purchase the Subject Stock pursuant to a Section 4 Offer to any other Person. If a Section 4 Offer is accepted, notwithstanding any assignment pursuant to the preceding sentence, the Corporation shall be irrevocably obligated to consummate (or to have its assignees consummate) the purchase as set forth in Section 4(d) below. Such acceptance shall be made by delivering a written notice to the Selling Group within the
Section 4(a) Acceptance Period.

(b) If the Corporation shall fail to accept, or shall reject in writing, all of the Subject Stock offered for Sale pursuant to the Section 4 Offer, then, upon the earlier of the expiration of the Section 4(a) Acceptance Period or the receipt of a written notice of rejection by the Corporation, the Goldman Entities shall have the right and option, for a period of 10 Business Days thereafter (the "SECTION 4(B) ACCEPTANCE PERIOD"), to accept all or any part of the Subject Stock so offered and not accepted by the Corporation (the "REFUSED STOCK") at the purchase price, in cash, and on the terms stated in the Section 4 Offer Notice.
Such acceptance shall be made by delivering a written notice to the Corporation and the Selling Group within the Section 4(b) Acceptance
Period specifying the number of shares each Goldman Entity will purchase.

(c) If effective acceptance shall not be received pursuant to Sections 4(a) and 4(b) above with respect to all of the Subject Stock offered for Sale pursuant to the Section 4 Offer Notice, then the Selling Group may Sell all or any portion of the Stock so offered for Sale and not so accepted, at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Section 4 Offer
Notice at any time within 90 days after the expiration of the Section
4(b) Acceptance Period (the "SALE PERIOD"). To the extent the Selling Group Sells all or a portion of the Stock so offered for Sale during the Sale Period, the Selling Group shall promptly notify the Corporation, and the Corporation shall promptly notify the Goldman Entities, as to (i) the number of shares of Stock, if any, that the Selling Group then owns,
(ii) the number of shares of Stock that the Selling Group has Sold,
(iii) the terms of such Sale and (iv) the identity of the purchaser(s) of any shares of Stock Sold. In the event that all of the Stock is not Sold by the Selling Group during the Sale Period, the right of the Selling
Group to Sell such Stock shall expire and the obligations of this Section
4 shall be reinstated.

(d) All Sales of Subject Stock to the Corporation or to one or more of the Goldman Entities subject to any one Section 4 Offer Notice shall be consummated at the offices of the Corporation on the later of (i) a mutually satisfactory business day within 15 days after the expiration of the Section 4(b) Acceptance Period or (ii) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to such sales, or at such other time and/or place as the

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parties to such sales may agree.  The delivery of certificates or other instruments evidencing such Subject Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Stock.

(e) Anything contained herein to the contrary notwithstanding, if any Person purchasing Stock from an Employee Stockholder pursuant to this Section 4 is not a Stockholder, then (i) as a condition precedent to any such Sale, such Person shall agree in writing in advance of such Sale to be bound by and to comply with the provisions of this Agreement, including, without limitation, the restrictions regarding the purchase and Sale of Stock contained in this Agreement and (ii) such Person shall be deemed to be such Employee Stockholder for all purposes of this Agreement.

SECTION 5. OBLIGATION TO SELL STOCK OR CONSENT TO MERGER, CONSOLIDATION
OR SALE OF ASSETS. (a) If (i) the Goldman Entities or the Corporation receives a bona fide written offer from a third party that is not an Affiliate of any Goldman Entity to purchase a majority of the then-outstanding shares of Common Stock, (ii) the Corporation or Berry receives a bona fide written offer from a third party that is not an Affiliate of any Goldman Entity to consolidate or merge with any Person that is not an Affiliate of any Goldman Entity (in a consolidation or merger in which stockholders of the Corporation receive cash or securities of any other Person upon such consolidation or merger) or (iii) the Corporation or Berry receives a bona fide offer from a third party that is not an Affiliate of any Goldman Entity (the third party referred to in clause (i), clause (ii) or this clause (iii) being referred to herein as the "SECTION 5 OFFEROR") to purchase all or substantially all of the assets of the Corporation and its subsidiaries, in each case for a specified price payable in cash or otherwise and on specified terms and conditions (the "SECTION 5 OFFER"), and if the Goldman Entities or the Corporation, as the case may be, intend to accept such Section 5 Offer, then the Goldman Entities or the Corporation, as the case may be, shall promptly notify the Corporation and the other Stockholders, or the Stockholders, respectively, of such
Section 5 Offer.

       (b) If the Goldman Entities advise the Corporation and the other Stockholders of its intention to accept, vote (or consent in writing, as the case may be) in favor of or otherwise support the Section 5 Offer, then the Goldman Entities may accept the Section 5 Offer and the other Stockholders shall be obligated, if and to the extent requested by the Goldman Entities or the Corporation, to Sell their Stock to the Section 5 Offeror on the terms and conditions set forth in the Section 5 Offer (in the case of clause (i) of Section 5(a)) and/or to vote (or consent in writing, as the case may be) in favor of the Section 5 Offer (in the case of clause (ii) or (iii) of Section 5(a)), and shall in all other respects support the transaction contemplated by the Section 5 Offer and shall be obligated to cooperate in the consummation of the transaction contemplated thereby. In addition, the other Stockholders shall not exercise any rights of appraisal or dissenters rights that such Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with any transaction set forth in Section 5(a) hereto or any proposal that is necessary or desirable to consummate any such transaction.

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SECTION 6. RIGHT OF CO-SALE.  If, prior to a Qualified IPO, the Goldman
Entities receive a bona fide offer from a third party other than any Goldman Entity or its Affiliates (the "SECTION 6 OFFEROR") to purchase from the Goldman Entities that number of shares which, in any one transaction or in several transactions during any six-month period, constitutes in the aggregate more than 33-1/3% of the total number of shares of Common Stock (by voting power) issued and outstanding at such time, for a specified price payable in cash or otherwise and on specified terms and conditions (the "SECTION 6 OFFER") and the Goldman Entities wish to accept such offer, then the Goldman Entities shall promptly forward a copy of the
Section 6 Offer to the Employee Stockholders. The Goldman Entities shall not Sell any such Common Stock to the Section 6 Offeror unless the same terms of the Section 6 Offer are extended to each Employee Stockholder on a pro rata basis (being the ratio which the number of shares of Stock owned by such Employee Stockholder at such time bears to the total number of shares of Stock issued and outstanding).

SECTION 7. RIGHT TO REPURCHASE STOCK. (a) In the event of a termination of the employer-employee relationship between the Corporation and/or any of its Affiliates and any Employee Stockholder for any reason whatsoever (a "TERMINATED EMPLOYEE STOCKHOLDER"), the Corporation or its designee shall have the right (but not the obligation) to repurchase from such Terminated Employee Stockholder all or part of any Stock owned by him, including any Stock that was acquired upon the exercise of any stock options granted pursuant to the Corporation's Option Plans (and any shares of Stock issued in respect thereof or in exchange therefor) and that was held by the Terminated Employee Stockholder for at least six months after exercise.

(b) The repurchase right of the Corporation or its designee under this
Section 7 may be exercised by written notice (a "REPURCHASE NOTICE") specifying the number of shares of Stock to be repurchased given to the Terminated Employee Stockholder within 90 days of the Termination Date (or, if the Corporation shall not have assigned its rights under this Section 7 and shall be legally prevented or prevented pursuant to the last clause of Section 7(a) from making such repurchase during such 90-day period, then such Repurchase Notice may be delivered by the Corporation within 90 days after the date on which it shall be legally permitted or not so prevented to make such repurchase; provided, however, that such right to repurchase shall expire upon the second anniversary of the Termination Date). Upon the delivery of a Repurchase Notice to the Terminated Employee Stockholder, the Terminated Employee Stockholder shall be obligated to Sell to the Corporation or its designee the Stock specified in such Repurchase Notice. The price per share of Stock to be paid under this Section 7 shall be the Fair Value Per Share as of the Termination Date; provided, however, that in the case of a termination for Cause, (i) the price per share of all Stock acquired upon exercise of any stock option granted on or after the date of the Merger pursuant to an Option Plan shall be equal to the lower of (x) the Terminated Employee Stockholder's original cost therefor and (y) the Fair Value Per Share therefor and (ii) the price per share of all Stock acquired upon the exercise of any Stock Option granted prior to the date of the Merger pursuant to an Option Plan shall be equal to the lower of (x) the Per Share Amount (as defined in the Merger Agreement), and (y) the Fair Value Per Share therefor.

(c) Repurchases of Stock under the terms of this Section 7 shall be made at the offices of the Corporation or its designee on a mutually satisfactory business day within 15 days after delivery of the Repurchase Notice. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer and free and clear of all liens, claims and other encumbrances (other than those encumbrances hereunder) shall be made on such date against payment of the purchase price therefor.

SECTION 8. REGISTRATION RIGHTS. (a) If the Corporation at any time proposes to register any Stock for its own account (a "CORPORATION REGISTRATION") or for the account of any Goldman Stockholder, any JPMP Stockholder or any other stockholder (a "DEMAND REGISTRATION") under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on any such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or incidental to an issuance of securities under Rule 144A under the Securities Act), it will each such time give prompt written notice to the Employee
Stockholders of its intention to do so and of the Employee Stockholders' rights under this Section 8. Upon the written request of an Employee Stockholder (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Employee Stockholder), made as promptly as practicable and in any event within 15 Business Days after the receipt of any such notice (5 Business Days if the Corporation states in such written notice or gives telephonic notice to such Employee Stockholder, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form
S-3 and (ii) such shorter period of time is required because of a planned filing date), the Corporation, subject to Section 8(c), shall use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Corporation has been so requested to register by the Employee Stockholders; PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register or to delay registration of such securities, the Corporation shall give written notice of such determination and its reasons thereof to the Employee Stockholders requesting registration under this Section 8 (which such Employee Stockholders will hold in strict confidence) and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Corporation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. The Corporation will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 8.

(b) Each Employee Stockholder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 8 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Corporation of its request to withdraw.

(c) In the case of a Corporation Registration, if the managing underwriter of any underwritten offering shall inform the Corporation by letter of its belief that the number of Registrable Securities requested to be included in such registration, when added to the number of other securities to be offered in such registration, would materially adversely affect such offering, then the Corporation shall include in such registration, to the extent of the total number of securities which the Corporation is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the "SECTION 8(C) SALE NUMBER"), securities in the following priority:

           (i) FIRST, all Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that the Corporation proposes to register for its own account (the "CORPORATION SECURITIES");

          (ii) SECOND, to the extent that the number of Corporation Securities to be included is less than the Section 8(c) Sale Number,
(A) all shares of Common Stock securities requested to be included by any of the Investors pursuant to the Investor Piggyback Rights, (B) the Registrable Securities requested to be included by the Employee Stockholders and (C) to the extent agreed by the Corporation with any other party, any securities to be included pursuant to the exercise of the Additional Piggyback Rights; the securities requested to be included pursuant to this Section 8(c)(ii)(A) through (C) shall be included on a pro rata basis based on the number of shares of Common Stock or Registrable Securities (in the case of the Employee Stockholders) subject to registration rights owned by each holder requesting inclusion in relation to the number of shares of Common Stock or Registrable Securities (in the case of the Employee Stockholders) then owned by all holders requesting inclusion, except that in the case of the Employee Stockholders, the number of Registrable Securities owned by such Employee Stockholders shall not include shares underlying any unvested options that do not have exercise prices lower than the then Fair Value Per Share; and

         (iii) THIRD, to the extent that the number of Corporation Securities and other securities to be included pursuant to clause (ii) of
Section 8(c) is less than the Section 8(c) Sale Number, any other securities that the holders thereof propose to register pursuant to the exercise of Additional Piggyback Rights that are not included in (c)(ii) above.

(d) In the case of a Demand Registration, if the managing underwriter of any underwritten offering shall inform the Corporation by letter of its belief that the number of shares of Common Stock and Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Corporation shall include in such registration, to the extent of the total number of securities which the Corporation is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the "SECTION 8(D) SALE NUMBER"), securities in the following priority:

             (i) FIRST, all the shares of Common Stock requested to be included by the Investors in such registration pursuant to the exercise of the Investor Demand Registration Rights;

            (ii) SECOND, to the extent that the number of securities to be included by all holders pursuant to clause (i) of this Section 8(d) is less than the Section 8(d) Sale Number, securities that the Corporation proposes to register;

           (iii) THIRD, to the extent that the number of securities to be included in the registration pursuant to Sections 8(d)(i) and (ii) is less than the Section 8(d) Sale Number, (A) all shares of Common Stock securities requested to be included by any of the Investors not exercising their Investor Demand Registration Rights pursuant to the Investor Piggyback Rights, (B) the Registrable Securities requested to be included by the Employee Stockholders and (C) to the extent agreed by the Corporation with any other party, any securities to be included pursuant to the exercise of the Additional Piggyback Rights; the securities requested to be included pursuant to this Section 8(d)(iii)(A) through
(C) shall be included on a pro rata basis based on the number of shares of Common Stock or Registrable Securities (in the case of the Employee Stockholders) subject to registration rights owned by each holder requesting inclusion in relation to the number of shares of Common Stock or Registrable Securities (in the case of the Employee Stockholders) then owned by all holders requesting inclusion, except that in the case of the Employee Stockholders, the number of Registrable Securities owned by such Employee Stockholders shall not include any shares underlying options that do not have exercise prices lower than the then Fair Value Per
Share; and

            (iv) FOURTH, to the extent that the number of securities to be included pursuant to Sections 8(d)(i), (ii) and (iii) is less than the
Section 8(d) Sale Number, any other securities that the holders thereof propose to register pursuant to the exercise of Additional Piggyback
Rights that are not included in (d)(iii) above.

(e) Any participation by the Employee Stockholders in a registration by the Corporation shall be in accordance with the plan of distribution of the Corporation or, in the case of a Demand Registration, the Investors for whose account Stock is being registered pursuant to the exercise of demand registration rights, as the case may be.

(f) In connection with any proposed registered offering of securities of the Corporation in which any Employee Stockholder has the right to include Registrable Securities pursuant to this Section 8, such Employee
Stockholder agrees (i) to supply any information reasonably requested by the Corporation in connection with the preparation of a registration statement and/or any other documents relating to such registered offering, and (ii) to execute and deliver any agreements and instruments reasonably requested by the Corporation to effectuate such registered offering, including, without limitation, an underwriting agreement, a custody agreement, and indemnification agreement and a "hold back" agreement pursuant to which such Employee Stockholder will agree not to sell or purchase any securities of the Corporation (whether or not such securities are otherwise governed by this Agreement) for the same period of time following the registered offering as is agreed to by the other holders having the right to include securities in the registered offering. If the Corporation requests that the Employee Stockholders take any of the actions referred to in clause (i) or (ii) of the previous sentence, the Employee Stockholders shall take such action promptly but in any event within five Business Days following the date of such request.

(g) With respect to Common Stock of the Corporation issuable upon exercise of Options granted after the date of this Agreement and not pursuant to the 1996 Stock Option Plan (the "NON-REGISTRABLE SHARES"), the Employee Stockholders shall not have the registration rights set forth in this
Section 8. The Corporation agrees to register such Non-Registrable Securities and the shares of Common Stock issuable upon the exercise of Options granted under the 1996 Stock Option Plan on Form S-8 or similar forms reasonably promptly following the closing of the Merger, to the extent the Corporation is otherwise eligible to use such forms, solely for registration of securities in connection with an employee benefit or stock incentive plan.

(h) The Corporation will, if requested, prior to filing any registration statement pursuant to this Section 8 or any amendment or supplement thereto, furnish to the Employee Stockholders, and thereafter furnish to the Employee Stockholders, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Employee Stockholders may reasonably request in order to facilitate the sale of the Registrable Securities by the Employee Stockholders.

SECTION 9. INDEMNIFICATION AND CONTRIBUTION. (a)The Corporation agrees to indemnify and hold harmless each Employee Stockholder and its representatives from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED, HOWEVER, that such indemnitee shall not apply to such losses, claims, damages or liabilities caused by, or arising out of, any such untrue statement, or alleged untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of such Employee Stockholder expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Employee Stockholder or representative of such Employee Stockholder and shall survive the transfer of securities by such Employee Stockholder.

(b) Each Employee Stockholder agrees to indemnify and hold harmless the Corporation, its officers and directors and each Person (if any) that controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to each Employee

Stockholder, but only with respect to information furnished in writing by or on behalf of such Employee Stockholder expressly for use in any registration statement or prospectus relating to the Registrable
Securities, or any amendment or supplement thereto, or any preliminary prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 9(a) or Section 9(b), such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing (PROVIDED, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9 except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Parties may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified
Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that
(i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so; or (ii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified
Party.

(d) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation (on the one hand) and an Employee Stockholder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Corporation and each Employee Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Employee Stockholder shall be liable for indemnification or contribution pursuant to this
Section 9 for any amount in excess of the amount by which the net proceeds of the offering received by such Employee Stockholder exceeds the amount of any damages which such Employee Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 10. RULE 144. The Corporation covenants that from and after an IPO and so long as the Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act, it will file any reports required to be filed by it under the Securities Act and the Securities Exchange Act and that it will take such further action as the Employee Stockholders may reasonably request to the extent required from time to time to enable the Employee Stockholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
Upon the written request of any Employee Stockholder, the Corporation will deliver to such Employee Stockholder a written statement as to whether it has complied with such requirements.

SECTION 11. PREEMPTIVE RIGHTS. (a) Subject to Section 11(e), prior to a Qualified IPO and in the event that the Corporation proposes to sell shares of its Stock or Common Stock Equivalents, other than the Excluded Shares, the Corporation shall provide the Selected Stockholders with written notice (a "SECTION 11(A) NOTICE") thereof at least 20 Business Days prior to the closing thereof and offer the Selected Stockholders the opportunity to purchase on the same terms and for the same consideration as other purchasers of such Stock or Common Stock Equivalents at the closing of such transaction a number of shares of such Stock or Common Stock Equivalents as will enable such Selected Stockholder to maintain its Deemed Ownership Percentage immediately following such transaction (such shares, the "APPLICABLE SHARES");

(b) The Selected Stockholders shall have a period of 15 Business Days after delivery of a Section 11(a) Notice to elect to purchase the Applicable Shares related to such Section 11(a) Notice, such election to be made by delivery of written notice to the Corporation;

(c) A Selected Stockholder electing to purchase Applicable Shares may also elect, by delivering written notice, together with its notice of election to purchase such Applicable Shares pursuant to Section 11(b), to purchase additional shares (the "ADDITIONAL SECTION 11 SHARES") of Stock or Common Stock Equivalents of the same type as the Applicable Shares and on the same terms and conditions and at the closing of the Applicable Shares in an amount equal to the lesser of (x) the number of shares of Stock or Common Stock Equivalents as would enable, immediately following the transaction to which a Section 11(a) Notice relates, such Selected Stockholder to maintain its Actual Ownership Percentage (without regard to any Applicable Shares which such Selected Stockholder has elected to purchase pursuant to Section 11(b)) as of the date of such Section 11(a) Notice and (y) the number of Applicable Shares relating to such Section 11(a) Notice which such Selected Stockholder has elected to purchase pursuant to Section 11(b). The Corporation shall lend to any Selected Stockholder purchasing Additional Section 11 Shares, on a secured non-recourse basis, pursuant to a Secured Promissory Note and Security Agreement substantially in the form attached hereto as Exhibit A, the funds necessary to purchase such Additional Section 11 Shares;

(d) The Selected Stockholders shall enter into such agreements concerning the sale and purchase of Applicable Shares and Additional Section 11 Shares to which a Section 11(a) Notice relates as are entered into by the other purchasers of the Stock or Common Stock Equivalents to which such Section 11(a) Notice relates. The Closing of all the purchases of all the Applicable Shares and Additional Section 11 Shares shall take place simultaneous with the closing of the purchase by such other purchasers;

(e) Notwithstanding the foregoing, the Corporation shall not be required to provide the advance notice described in clause (a) above and the 15-day period described in clause (b) above, and instead may effect a transaction otherwise subject to this Section 11 without complying with such provisions, provided that the Corporation sets aside for the Delay Period (as defined below) the number of shares of such Stock or Common Stock Equivalents as would be purchasable by the Selected Stockholders under this Section 11 if a Section 11(a) Notice has been given with respect to such transaction in accordance with Section 11(b). Prior to or after (but no later than 15 Business Days after) the closing of such transaction, the Corporation shall notify (a "DELAYED NOTICE") the Selected Stockholders that they may exercise preemptive rights under this
Section 11 for Applicable Shares and Additional Section 11 Shares in amounts calculated in accordance with Sections 11(a) and 11(c) for a 15-day period after the giving of such notice (the "DELAY PERIOD"). If such rights are exercised all other provisions of this Section 11 shall apply to such Selected Stockholder's purchase of such Stock or Common Stock Equivalents, provided that the closing of such Applicable Shares and Additional Section 11 Shares shall take place, on such date as is set by the Corporation within 25 Business Days after the Delayed Notice;

(f) In the event that the Corporation proposes to sell, after the date hereof, shares of Stock to any Goldman Entity, the price to be paid by the Goldman Entity per share will be an amount equal to its fair market value, as determined by the board of directors of the Corporation in good faith after consultation with the Chief Executive Officer of the Corporation.

SECTION 12. LIMITATIONS. Anything contained herein to the contrary notwithstanding, the Corporation's obligations hereunder shall in all respects be subject to the terms and provisions of any lending or financing agreements to which the Corporation is a party.

SECTIN 13. LEGEND ON STOCK CERTIFICATES. Each certificate representing shares of Stock owned by the Employee Stockholders shall bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

          "IN ADDITION, THE SALE, TRANSFER, ASSIGNMENT, DISTRIBUTION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF JULY 22, 2002, AMONG BPC HOLDING CORPORATION AND CERTAIN HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION.
          COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF BPC HOLDING CORPORATION."

SECTION 14. DURATION OF AGREEMENT. The rights and obligations of the Stockholders and the Corporation under Sections 3(a), 4 and 6 shall terminate upon a Qualified IPO. Except as otherwise provided or specified in this Agreement, the rights and obligations of each Stockholder under this Agreement shall terminate, as to such Stockholder, upon the Sale in accordance with this Agreement or disposition pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities and "blue sky" laws of all Stock owned by such Stockholder and as to all Stockholders upon a Sale of all or substantially all of the assets or stock of the Corporation or a merger of the Corporation in which the Stockholders of the Corporation receive cash or securities of any other Person upon such merger.

SECTION 15. SEVERABILITY; GOVERNING LAW.  If any provision of this
Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of (a) the State of New York applicable to contracts made and to be performed therein and (b) the State of Delaware applicable to corporations organized under the laws of such State.

SECTION 16. STOCK DIVIDENDS, ETC. The provisions of this Agreement shall apply to any and all shares of capital stock of the Corporation or any successor or assignee of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation, or otherwise in such a manner as to reflect the intent and meaning of the provisions hereof.

SECTION 17. BENEFITS OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and each Stockholder and its permitted assigns, legal representatives, heirs and beneficiaries.

SECTION 18. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered or sent by telecopier,
(b) sent by nationally recognized overnight courier or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          (i)  If to the Corporation:

               BPC Holding Corporation
               101 Oakley Street
               Evansville, Indiana  47710
               Attention:  [Marcia Jochem]
               Telecopier:  [_____________]
          with copies to:

               GS Capital Partners 2000, L.P.
               c/o Goldman, Sachs & Co.
               85 Broad Street, 10{th} Floor
               New York, NY  10004
               Telephone:  (212) 902-5761
               Telecopier:  (212) 902-3000
               Attn: Joseph Gleberman
                    Ben Adler

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, NY  10004
               Telephone:  (212) 859-8156
               Telecopier:  (212) 859-4000
               Attn: Paul M. Reinstein

          (ii) If to the Stockholders to their respective addresses set forth on Schedule A or to such other address as the party to whom notice is to be given may have furnished to such other party in writing in accordance herewith. Any such communication shall be deemed to have been received (a) when delivered, if personally delivered or sent by telecopier, (b) the next business day after delivery, if sent by nationally recognized, overnight courier and (c) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail.

SECTION 19. OLD STOCKHOLDERS AGREEMENT. The Old Management Stockholders Agreement is hereby terminated and of no further force or effect.

SECTION 20. MODIFICATION. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Corporation, the Goldman Entities and the holder of the majority shares of Stock owned by the Employee Stockholders.

SECTION 21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.

SECTION 22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement.

                            *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement on the date first above written.

                              BPC HOLDING CORPORATION

                              By:_____________________________
                                 Name:
                                 Title:


                              GS CAPITAL PARTNERS 2000, L.P.
                              By GS Advisors 2000, L.L.C., its
                                 general partner


                              By:_____________________________
                                  Name:  Douglas Londal
                                  Title:    Vice President


                              GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
                              By: GS Advisors 2000, L.L.C., its
                                 general partner


                              By:_____________________________
                                  Name:  Douglas Londal
                                  Title:    Vice President


                              GS CAPITAL PARTNERS 2000 GMBH & CO.
                              BETEILIGUNGS KG
                              By Goldman Sachs Management GPGmbH, its
                                 general partner


                              By:_____________________________
                                  Name:  Douglas Londal
                                  Title:    Attorney-in-fact

                              GS CAPITAL PARTNERS 2000 EMPLOYEE FUND,
                              L.P.
                              By: GS Employee Funds 2000, L.L.C., its
                                 general partner


                              By:_____________________________
                                  Name:  Douglas Londal
                                  Title:    Vice President


                              STONE STREET FUND 2000, L.P.
                              By Stone Street 2000, L.L.C., its general partner


                              By:_____________________________
                                  Name:  Douglas Londal
                                  Title:  Vice President


                              BRIDGE STREET SPECIAL OPPORTUNITY FUND
                              2000, L.P.
                              By: Bridge Street Special Opportunities
                                 2000, L.P., its general partner


                              By:_____________________________
                                  Name:  Douglas Londal
                                  Title:    Vice President


                              GOLDMAN SACHS DIRECT INVESTMENT FUND 2000,
                              L.P.
                              By: GS Employee Funds 2000 GP, L.L.C., its
                                 general partner


                              By:_____________________________
                                  Name:  Douglas Londal
                                  Title:    Vice President

                              MANAGEMENT STOCKHOLDERS:


                              ________________________________
                              Donald R. Abney


                              ________________________________
                              Bret Baum


                              ________________________________
                              Randall J. Becker


                              ________________________________
                              Ralph Brent Beeler


                              ________________________________
                              Patricia A. Black


                              ________________________________
                              Ira G. Boots


                              ________________________________
                              Linda S. Dye


                              ________________________________
                              Scott T. Farmer


                              ________________________________
                              William Herdrich


                              ________________________________
                              Fredrick A. Heseman


                              ________________________________
                              Randall J. Hobson


                              ________________________________
                              David J. Jochem

                              ________________________________
                              Marcia C. Jochem


                              ________________________________
                              James M. Kratochvil


                              ________________________________
                              Timothy A. Lee


                              ________________________________
                              Mark Miles


                              ________________________________
                              Bruce J. Sims


                              ________________________________
                              Robert J. Smith

                              ________________________________
                              G. Adam Unfried


                              ________________________________
                              Robert Weilminster

                               SCHEDULE A

STOCKHOLDERS          ADDRESS     NUMBER OF SHARES     TYPE OF SHARES
Donald R. Abney                              3,079      Common Stock
Bret Baum                                       47      Common Stock
Randall J. Becker                            8,168      Common Stock
Ralph Brent Beeler                          22,208      Common Stock
Patricia A. Black                            1,872      Common Stock
Ira G. Boots                                37,785      Common Stock
Linda S. Dye                                 5,706      Common Stock
Scott T. Farmer                              3,048      Common Stock
William Herdrich                            15,404      Common Stock
Fredrick A. Heseman                          8,988      Common Stock
Randall J. Hobson                            4,357      Common Stock
David J. Jochem                             12,429      Common Stock
Marcia C. Jochem                            10,236      Common Stock
James M. Kratochvil                         21,957      Common Stock
Timothy A. Lee                               2,104      Common Stock
Mark Miles                                   4,647      Common Stock
Bruce J. Sims                               14,016      Common Stock
Robert J. Smith                                 16      Common Stock
G. Adam Unfried                              2,001      Common Stock
Robert Weilminster                           4,631      Common Stock

                               SCHEDULE B

                          SELECTED STOCKHOLDERS

Donald R. Abney
Bret Baum
Randall J. Becker
Ralph Brent Beeler
Patricia A. Black
Ira G. Boots
Linda S. Dye
Scott T. Farmer
William Herdrich
Fredrick A. Heseman
Randall J. Hobson
David J. Jochem
Marcia C. Jochem
James M. Kratochvil
Timothy A. Lee
Mark Miles
Bruce J. Sims
Robert J. Smith
G. Adam Unfried
Robert Weilminster

                                EXHIBIT A

                         FORM OF PROMISSORY NOTE